Exhibit 10.8

                                           CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of this 8th day of February, 2007 (the "Effective Date") is entered into by and between, New Castle
Consulting, LLC (herein referred to as the "Consultant") and Data Jungle Software Inc (herein referred to as the "Company").

RECITALS

WHEREAS, Company desires to engage the services of Consultant to consult, assist and advise the Company in identifying investor relations and/or public relations and/or market relations organizations to be utilized by the Company and assisting the Company with such investor relations and/or public relations and/or market relations organizations which are engaged by the Company;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and ending 6 months from the Effective Date unless terminated pursuant to Section 8 of this Agreement.

2. Services. During the term of this Agreement, Consultant's services may include, but will not necessarily be limited to, providing the following services on behalf of and for the benefit of the Company:

A.  Analyze Company's needs with respect to public relations and/or investor relations and/or market relations;

B.  Consult, assist and advise the Company with respect to its needs for public relations and/or investor relations and/or market relations;

C.  Oversee and facilitate, for the benefit of the Company, any and all investor relations and/or public relations and/or market relations organizations which are engaged by the Company;

D.  Consult and assist the Company in developing and implementing appropriate plans and means  for presenting the Company and its business plans, strategy, and personnel to the financial community;

E.  Otherwise perform as the Company's consultant for investor relations and/or public relations and/or market relations;

F.  Assist and advise the Company with respect to its relations with brokers, dealers, analysts, and other investment professionals.

3. Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company under this Agreement. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

4. Remuneration.  As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to cause to be delivered to the Consultant a "Commencement Bonus" payable in the form of 750,000 (seven hundred fifty thousand)  shares of the Company's restricted common stock, which represents less than 5% of the issued and outstanding shares of common stock in the Company. This Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement. The shares of common stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult to the Company and are a non-refundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services. If the Company decides to terminate this Agreement after entered into for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of common stock paid to it as Commencement Bonus hereunder. Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of common stock paid to it hereunder. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares of common stock.

4.2 In addition to Commencement Bonus, Company shall pay Consultant 450,000 shares of restricted common stock on the 8th of April, 2007, and 300,000 shares of restricted common stock on the 8th of June, 2007. These shares, once issued and paid, shall be subject to the same terms and conditions of Commencement Bonus.

4.3 Company warrants that the shares of common stock issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company’s board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.4 Consultant acknowledges that the shares of common stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Act.  As such, the shares of common stock may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act.  Consultant agrees that during the term of this Agreement, that it will not sell or transfer any of the shares of common stock issued to it by the Company hereunder, except to the Company; nor will it pledge or assign such shares of common stock as collateral or as security for the performance of any obligation, or for any other purpose.

4.5 Any shares of common stock issued pursuant to the terms of this Agreement will be subject to the terms and conditions of a subscription agreement between the Company and the Consultant.

5. Non-Assignability of Services.  Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to shareholders.

6. Indemnification.  The Company warrants and represents that all oral communication, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify, and hold harmless Consultant (including its officers, directors, employees and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents, or materials. Company further agrees to protect, indemnify, and hold harmless Consultant (including its officers, directors, employees, and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any and all breaches by Company and/or Company's officers, directors, employees, agents, and any and all market relations, public relations, and investor relations organizations introduced to Company by Consultant and subsequently engaged by Company, including misrepresentations and/or omission of fact and from any and all violations and applicable laws and regulations.

7. Representations.  Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant further acknowledges that it is not a securities broker dealer or a registered investment advisor and is not and will not perform any tasks which require Consultant to be licensed as such. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree, or judgment involving any violation of the SEC or securities laws. Both Company and Consultant acknowledge that Company is under no obligation to follow and/or act in accordance with the recommendations made by Consultant in connection with this Agreement. Company represents that its decision to not act in accordance with Consultant's recommendations in no way affects Company's obligations as set forth in Section 4 herein above. Company acknowledges that it remains responsible for any and all additional due diligence it deems necessary and appropriate respecting the investor relations, market relations, and public relations organizations introduced to it by Consultant. Company further represents and acknowledges that Consultant is not responsible and not liable for the actions taken by those investor relations, market relations, and public relations organizations that are introduced to it by Consultant and subsequently engaged by Company.

8. Termination.  This Agreement may be terminated by Consultant during the Term hereof by notice to the Company in the event that the Company shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise due and payable up to the date of termination, as set forth in Sections 4 and 5 hereof.

The Company can terminate this Agreement for any reason with 5 days notice in writing, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise due and payable up to the date of termination, as set forth in Sections 4 and 5 hereof.

9. Legal Representation.  The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax/, financial and business advisors, to the extent the consultant deemed necessary.

10. Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by overnight courier, or transmitted by fax or e-mail, addressed as set forth herein below.

If to Consultant:

New Castle Consulting, LLC
537 North State Rd.,  #151
Briarcliff Manor, NY 10510

Attn: Len Panzer
Fax No: 1-914-762-5666

Email: lpanzer@yahoo.com

If to the Company:

Data Jungle Software Inc.

1 Hines Road, Suite 202

Ottawa, Canada K2K 3C7

Attn: Edward J. Munden, CEO & Larry Bruce, CFO

Fax No:  1-613-254-7250

Email: ted.munden@datajungle.com and larry.bruce@datajungle.com

13. Confidentiality.  This entire Agreement, including the terms of this Agreement, shall remain confidential in its entirety and will not be disclosed to anyone without first receiving written consent to do so. This is a material part of this Agreement.

14. Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and act and be binding upon the respective parties hereto. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

15. Counterparts & Telefacsimile. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.  A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

16. Benefit/Burden.  The parties agree that this Agreement shall be binding upon and shall be for the benefit of each of their respective heirs, successors, assigns, subsidiaries, parent companies, and related or affiliated companies.

17. Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter or affect the remaining portions of this Agreement or of such provision, as such provision of this Agreement shall be severable from all other provisions hereof.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT EFFECTIVE THE 8TH DAY OF FEBRUARY 2007.

AGREED TO:

New Castle Consulting, LLC                                    Data Jungle Software Inc.

By: /s/ Len Panzer                                      By: /s/ Edward Munden       By: /s/ Larry Bruce

       Len Panzer, President                          Edward J. Munden, CEO      Larry Bruce, CFO

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